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                                                                EXHIBIT 99.11


                [LETTERHEAD OF LOPEZ EDWARDS FRANK & CO., LLP]


                                        April 25, 1997


Mr. Joel Adler
McDermott Will Emery
1211 Avenue of the Americas, 43rd Floor
New York, NY  10036


                                        Re:  W. P. Stewart Growth Fund, Inc.


Dear Mr. Adler:

        As independent public accountants of W. P. Stewart Growth Fund, Inc. we hereby consent to the incorporation by reference of the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.


                                        Very truly yours,



                                        /s/ Rocco Macri
                                        Rocco Macri, CPA
                                        For LOPEZ EDWARDS FRANK & CO., LLP

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